Recording Requested by and when recorded return to:

Alexandra V. Bergstein, Esq.
Skadden Arps Slate Meagher & Flom
333 West Wacker Drive, Suite 2100
Chicago, IL  60606

This document is intended
to be recorded in San Diego
County, California

                      THIS DOCUMENT TO BE RECORDED BOTH AS
                       A DEED OF TRUST AND FIXTURE FILING

                      DEED OF TRUST AND SECURITY AGREEMENT,

                    ASSIGNMENT OF LEASES, RENTS AND PROFITS,

                     FINANCING STATEMENT AND FIXTURE FILING

                                     MADE BY

                           CHESAPEAKE SECURITIES, INC.

                                   AS TRUSTOR,

                                       TO

                             CHICAGO TITLE COMPANY,
                            A CALIFORNIA CORPORATION,
                                   AS TRUSTEE,

                               FOR THE BENEFIT OF

                            BANQUE PARIBAS, AS AGENT

                                 AS BENEFICIARY

         THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING UNDER SECTION 9313 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA. TO THE EXTENT THE GOODS ARE FIXTURES UNDER THE LAWS OF THE STATE OF CALIFORNIA, THE FIXTURES ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY LOCATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED ON EXHIBIT A ATTACHED HERETO, COMMONLY KNOWN BY THE STREET ADDRESS: 4891 PACIFIC HIGHWAY, SAN DIEGO, CALIFORNIA 92110. THE NAME OF THE RECORD OWNER OF THE REAL PROPERTY IS CHESAPEAKE SECURITIES, INC.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----

ARTICLE 1  REPRESENTATIONS, WARRANTIES, COVENANTS

           AND AGREEMENTS OF THE TRUSTOR........................................................  4

           1.1         Title to this Property...................................................  4
           1.2         Compliance with Law......................................................  5
           1.3         Payment and Performance of Obligations...................................  5
           1.4         Maintenance, Repair, Alterations, Etc....................................  5
           1.5         Required Insurance.......................................................  5
           1.6         Policy Provisions, Etc...................................................  6
           1.7         Insurance Proceeds.......................................................  6
           1.8         Indemnification; Subrogation; Waiver of Offset...........................  6
           1.9         Impositions..............................................................  8
           1.10        Utilities................................................................  9
           1.11        Actions Affecting this Property..........................................  9
           1.12        Condemnation.............................................................  9
           1.13        Additional Security...................................................... 10
           1.14        Successors and Assigns................................................... 10
           1.15        Inspections.............................................................. 10
           1.16        Transfers................................................................ 10
           1.17        Indebtedness Secured by Liens............................................ 10
           1.18        Environmental Protection Matters......................................... 10
           1.19        Actions by the Beneficiary to Preserve this Property..................... 10
           1.20        Permitted Contests....................................................... 11
           1.21        Continued Occupancy...................................................... 11
           1.22        The Credit Agreement..................................................... 12
           1.23        Brokers.................................................................. 12
           1.24        Recordation of Deed of Trust and Financing

                       Statements............................................................... 12
           1.25        After Acquired Property Interests........................................ 13
           1.26        Zoning and Title Matters................................................. 13
           1.27        Changes to Deed of Trust or Related Loan Documents....................... 13

ARTICLE 2  SECURITY AGREEMENT................................................................... 14

           2.1         Creation of Security Interest............................................ 14
           2.2         Representations, Warranties and Covenants of the
                       Trustor.................................................................. 15
           2.3         Survival of Security Agreement........................................... 16
           2.4         Election of Remedies..................................................... 16

                           TABLE OF CONTENTS CONTINUED

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
ARTICLE 3         ASSIGNMENT OF LEASES, RENTS AND PROFITS.............................................. 17

                  3.1         Assignment............................................................... 17

ARTICLE 4         EVENTS OF DEFAULT AND REMEDIES....................................................... 18

                  4.1         Events of Default........................................................ 18
                  4.2         Remedies Upon Default.................................................... 18
                  4.3         Sale of Premises Pursuant to Foreclosure................................. 20
                  4.4         Appointment of Receiver.................................................. 20
                  4.5         Remedies Not Exclusive................................................... 21
                  4.6         Waiver of Redemption, Notice, Marshalling, Etc........................... 21
                  4.7         Expenses of Enforcement.................................................. 22

ARTICLE 5         ADDITIONAL COLLATERAL................................................................ 22

                  5.1         Additional Collateral.................................................... 22

ARTICLE 6         MISCELLANEOUS........................................................................ 23

                  6.1         Governing Law............................................................ 23
                  6.2         Limitation on Interest................................................... 24
                  6.3         Notices.................................................................. 24
                  6.4         Captions................................................................. 24
                  6.5         Waiver; Amendment........................................................ 24
                  6.6         Obligations Absolute..................................................... 24
                  6.7         Further Assurances....................................................... 24
                  6.8         Remedies Cumulative...................................................... 25
                  6.9         Partial Invalidity....................................................... 25
                  6.10        Priority................................................................. 25
                  6.11        Trustor's Liability...................................................... 25
                  6.12        Full Recourse............................................................ 25
                  6.13        Acknowledgment of Receipt................................................ 26
                  6.14        Release Upon Full Payment................................................ 26
                  6.15        Time of the Essence...................................................... 26
                  6.16        Leases................................................................... 26
                  6.17        Suits to Protect Property................................................ 26
                  6.18        Rules of Usage........................................................... 26
                  6.19        Additional Advances...................................................... 27
                  6.20        Beneficiary's Powers..................................................... 28

                           TABLE OF CONTENTS CONTINUED

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                                                                                                      ----

ARTICLE 7         CONCERNING THE TRUSTEE............................................................... 28

                  7.1         Covenants of the Trustee................................................. 28
                  7.2         Resignation; Removal of the Trustee...................................... 29
                  7.3         Actions by Trustee....................................................... 29

ARTICLE 8         FIXTURE FILING....................................................................... 29

                      DEED OF TRUST AND SECURITY AGREEMENT,
                    ASSIGNMENT OF LEASES, RENTS AND PROFITS,
                             FINANCING STATEMENT AND
                                 FIXTURE FILING

         THIS DEED OF TRUST AND SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS, FINANCING STATEMENT AND FIXTURE FILING, dated as of February __, 1996 (as amended, modified or supplemented from time to time, this "Deed of Trust") is made by CHESAPEAKE SECURITIES, INC., a Delaware corporation with an office at 312 West Douglas, El Cajon, California 92020, as Trustor (the "Trustor") to Chicago Title Company, a California corporation, as Trustee (the "Trustee") for the benefit of BANQUE PARIBAS, as Agent for the Banks, the Co-Agents and the Interest Rate Providers as those terms are defined in that certain Credit Agreement (as defined below), as Beneficiary (the "Beneficiary"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

                               W I T N E S S E T H

         WHEREAS, Jacor Communications, Inc. (the "Borrower") and the Beneficiary have entered into a Credit Agreement, dated as of the date hereof, providing for the making of Loans to the Borrower as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement executed by the Borrower extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of the Indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative lenders or holders);

         WHEREAS, pursuant to a Subsidiary Guaranty dated as of the date hereof, made by Trustor and the other Subsidiary Guarantors for the benefit of the Beneficiary (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), Trustor and the other Subsidiary Guarantors have guaranteed to the Beneficiary the payment when due of all obligations and liabilities of the Borrower under or with respect to the Loan Documents;

         WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that the Trustor shall have executed and delivered to the Beneficiary this Deed of Trust;

         WHEREAS, the Trustor desires to enter into this Deed of Trust to satisfy the condition in the preceding paragraph and to secure (and this Deed of Trust shall secure) the following:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of Trustor's obligations and liabilities now existing or hereafter incurred under, arising out of or in connection with the Subsidiary Guaranty with respect to (x) the Indebtedness of the Borrower under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Borrower, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents and the due performance of and compliance with the terms of the Credit Documents by the Borrower and Trustor;

         (ii) all obligations of Trustor arising under or defined in that certain (x) Intercompany Acquisition Note (the "Intercompany Acquisition Note") and (y) Intercompany Demand Note (the "Intercompany Demand Note"), each as defined in the Credit Agreement

         (iii) any and all sums advanced by the Beneficiary in order to preserve or protect the Property (as hereinafter defined) or preserve or protect its security title and interest in the Property;

         (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Trustor referred to in clauses (i), (ii) or (iii) above after an Event of Default (as hereinafter defined) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Property, or of any exercise by the Beneficiary of its rights hereunder, together with reasonable attorneys' fees and court costs;

         (v) all amounts paid by any Indemnitee (as hereinafter defined) as to which such Indemnitee has the right to reimbursement under Section 1.8 of this Deed of Trust; and

         (vi) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) (ii) and (iii) above; all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) above being herein collectively called the "Obligations"; provided that it is acknowledged and agreed that the "Obligations", shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         NOW, THEREFORE, in consideration of the benefits accruing to the Trustor, the receipt and sufficiency of which are hereby acknowledged, AND TO SECURE THE OBLIGATIONS, THE TRUSTOR HEREBY IRREVOCABLY AND ABSOLUTELY GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS, REMISES, RELEASES, ASSIGNS, SETS OVER AND CONFIRMS TO THE BENEFICIARY AND ITS SUCCESSORS AND ASSIGNS FOREVER WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of the Trustor's estate, right, title and interest, whether now owned or hereafter acquired, in and to all of the following described land and interests in land, estates, easements, tenements, rights, improvements, property, fixtures, machinery and equipment:

         A. The land described in Exhibit A hereto (the Land");

         B. The buildings and improvements now or hereafter erected on the Land (collectively the "Improvements");

         C. All fixtures, attachments, appliances, equipment, machinery, building materials and supplies, and other tangible personal property owned by the Trustor and now or hereafter attached to said Improvements or now or at any time hereafter located on the Land and/or Improvements including, but not limited to, furnaces, boilers, oil burners, piping, plumbing, refrigeration, air conditioning and sprinkler systems, elevators, motors, dynamos and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the Improvements, structures or buildings located on the Land, together with any and all replacements or substitutions thereof and additions thereto (hereinafter sometimes collectively referred to as the "Equipment");

         TOGETHER with all appurtenant rights and easements, rights of way, and other rights appurtenant to the use and enjoyment of or used in connection with the Land and/or the Improvements;

         TOGETHER with (1) all streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land,
(2) the land lying in the bed of such streets, roads and public places, and (3) all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the Land;

         TOGETHER with all of the Trustor's right, title and interest in, to and under leases, leasehold estates and in any leases or other agreements, relating to the use and occupancy of the Land and/or the Improvements or any portion thereof;

         TOGETHER with all rents, issues and profits of this Property subject to Section hereof (collectively, "Rents");

         TOGETHER with all the right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which the Trustor now has or may hereafter acquire in the Property (as defined below) , and any and all awards made for the taking by eminent domain, or by any proceedings or purchase in lieu thereof, of the whole or any part of the Property;

         TOGETHER with all of the Trustor's right, title and interest and estate in and to any zoning lot agreements and air rights and development rights which may be vested in the Trustor under or pursuant thereto, together with any additional air rights or development rights which have been or may hereafter be conveyed to or become vested in the Trustor (collectively, the "Air Rights"); the Land, the Improvements, the Air Rights, the Equipment and all other property and interests and appurtenant rights and easements described above as being subject to this Deed of Trust are herein referred to collectively as "the Property";

         The entire estate, right, property and interest hereby conveyed to the Beneficiary may be referred to herein as "the Property."

         AND without limiting any of the other provisions of this Deed of Trust, the Trustor expressly grants to the Beneficiary, as secured party, a security interest in the portion of the Property which is or may be subject to the California Uniform Commercial Code (the "Uniform Commercial Code") provisions applicable to secured transactions, and the Beneficiary shall have, in addition to all rights and remedies provided herein, and in any other agreements made by the Trustor to the Beneficiary, all of the rights and remedies of a "secured party" under said uniform commercial Code; it being understood and agreed that the Improvements and Equipment are part and parcel of the Property appropriated to the use thereof and, whether affixed or annexed to the Land or the buildings and structures thereon or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and transferred and conveyed hereby; and the Trustor agrees to execute and deliver from time to time, such further instruments (including security agreements) as may be reasonably requested by the Beneficiary to confirm the lien of this Deed of Trust on any Improvements.

         TO HAVE AND TO HOLD the said bargained Property, together with all and singular rights, members and appurtenances thereof to the same in any manner belonging or appertaining, to the own proper use, benefit and behoof of the Beneficiary, its successors and assigns.

         AND TO PROTECT THE SECURITY OF THIS DEED OF TRUST, the Trustor covenants and agrees as follows:

                                    ARTICLE 1

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                          AND AGREEMENTS OF THE TRUSTOR

         1.1 Title to this Property. The Trustor represents and warrants (a) that it has good fee title to the Property, free and clear of any liens and encumbrances (except Permitted Encumbrances), and is lawfully seized and possessed of the Property; (b) that this Deed of Trust is a valid first priority lien upon and security title to the Property (subject to Permitted Encumbrances); (c) that the Trustor has full corporate power and authority to encumber the Property in the manner set forth herein; and (d) that there are no defenses or offsets to this Deed of Trust or to the Obligations which it secures. The Trustor shall, subject to Permitted Encumbrances, preserve such title and the validity and priority of this Deed of Trust and shall forever warrant and defend the same to the Beneficiary and the Trustee against the claims of all persons claiming by, through or under the Trustor.

         1.2 Compliance with Law. (a) The Trustor represents to the best of its knowledge that it possesses all certificates, licenses, authorizations, registrations, permits and/or approvals (including, without limitation, a certificate of occupancy) necessary for the ownership, operation, leasing and management of the Property, including, without limitation, all required environmental permits, all of which are in full force and effect and not the subject of any revocation proceeding, undisclosed amendment, release, suspension, forfeiture or the like. The present and contemplated use and occupancy of the Property does not conflict with or violate any such certificate, license, authorization, registration, permit or approval.

                  (b) Agreements. Except for Permitted Encumbrances, the Trustor has not entered into any contract or other agreement providing for the transfer, conveyance or encumbrance of the Property or any part thereof or interest therein.

         1.3 Payment and Performance of Obligations. The Trustor shall pay all of the Obligations when due and without offset or counterclaim, and shall observe and comply in all respects with all of the terms, provisions, conditions, covenants and agreements to be observed and performed by it under this Deed of Trust, the Subsidiary Guaranty, the Intercompany Acquisition Note and the Intercompany Demand Note.

         1.4 Maintenance, Repair, Alterations, Etc. The Trustor will: keep and maintain the Property in good condition and repair (normal wear and tear excepted); make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen which are necessary to so maintain the Property; except as otherwise provided in Sections or hereof, restore any Improvement which may be damaged or destroyed so that the same shall, to the extent permitted by applicable law be at least substantially equal to its value, condition and character immediately prior to the damage or destruction, and promptly pay when due, subject to the provisions of section hereof, all claims for labor performed and materials furnished therefor; comply with all applicable statutes, regulations and orders of and all applicable restrictions imposed by any and all governmental bodies (collectively, a "Law") now or hereafter affecting this Property or any part thereof or the use thereof or requiring any alterations or improvements, except to the extent such noncompliances could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, nature of assets, contracts, business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Trustor and its subsidiaries taken as a whole; not commit or permit any waste or deterioration (normal wear and tear excepted) of the Property; comply with the provisions of any lease, easement or other material agreement affecting all or any part of the Property; and not permit the Improvements or any part thereof to become abandoned.

         1.5 Required Insurance. The Trustor will, at its expense, at all times provide, maintain and keep in force policies of property, hazard and liability insurance in accordance with current industry practices acceptable to Beneficiary with respect to the Property, together with statutory workers' compensation insurance with respect to any work to be performed on or about the Property.

         1.6 Policy Provisions, Etc. (a) The Trustor shall pay as and when the same become due and payable the premiums for all insurance policies that the Trustor is required to maintain hereunder, and all such policies shall be nonassessable. The Trustor will deliver to the Beneficiary concurrently herewith original certificates or certified copies setting forth in reasonable detail the terms (including, without limitation, any applicable notice requirements) of all insurance policies that the Trustor is required to maintain hereunder.

                  (b) Prior to the expiration, termination or cancellation of any insurance policy which the Trustor is required to maintain hereunder, the Trustor shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Beneficiary an original certificate or certified copy which complies with the requirements of Section hereof, or a copy of a binding commitment for such policy or policies. The Trustor shall also provide to the Beneficiary originals of such policies as soon as reasonably possible after the Beneficiary's request therefor.

                  (c) All insurers shall be authorized to issue insurance in the State in which this Property is located, and all insurers and reinsurers shall have the A.M. Best rating of "A" or better and a financial size rating of XII in the current edition of Best Insurance Reports or such other ratings as shall be reasonably acceptable to the Beneficiary.

         1.7 Insurance Proceeds. (a) The Trustor shall give prompt written notice to the Beneficiary of the occurrence of any damage to or destruction of the Improvements (which term as used in this Section shall include Equipment) in excess of $100,000 per occurrence.

                  (b) In the event of any damage to or destruction of the Improvements or any part thereof, all proceeds of casualty insurance shall be applied in the manner provided in the Credit Agreement.

                  (c) If there shall have occurred and be continuing an Event of Default, the Beneficiary shall have the right to settle, adjust or compromise any claim under any policy of insurance. In all other cases, the Trustor may settle, adjust or compromise any claim.

         1.8 Indemnification; Subrogation; Waiver of Offset. (a) The Trustor agrees to indemnify, reimburse and hold the Beneficiary and its respective successors, assigns, employees, agents and servants (hereinafter in this Section referred to individually as "Indemnitee," and collectively as "Indemnities") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable actual attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees, in any way relating to or arising out of this Deed of Trust, or any other document executed in connection herewith by Trustor or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, possession, operation, condition, sale, return or other disposition, or use of the Property (including, without limitation, latent or other defects, whether or not discoverable), any contract claim against the Trustor relating to the Property or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this Section for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee and its successors, assigns, employees, agents and servants or of any other Indemnitee and their respective successors and assigns. The Trustor agrees that upon written notice by any indemnitee of the assertion of such a Liability obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Trustor shall at the request of such Indemnitee assume full responsibility for the defense thereof.

                  (b) Without limiting the application of Section hereof, the Trustor agrees to,pay, or reimburse the Beneficiary for any and all reasonable and actual fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Beneficiary's Liens on, and security interest in, the Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Property, premiums for insurance (to the extent required herein) with respect to the Property and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Property and the Beneficiary's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Property. Notwithstanding the provisions of this Section and provided that an Event of Default has not occurred and is continuing, the Beneficiary shall not pay or discharge any Lien for so long as the Trustor shall, in good faith and at its own expense, contest the same in accordance with the provisions of Section hereof.

                  (c) without limiting the application, of Section or (b) hereof, the Trustor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Trustor in this Deed of Trust or in any writing contemplated by or made or delivered by the Trustor pursuant to or in connection with this Deed of Trust.

                  (d) Except as provided by law, all sums payable by the Trustor hereunder shall be paid without counterclaim, set-off, or deduction and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein and in the Credit Agreement) by reason of: (i) any damage or any condemnation of the Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Beneficiary, or the Trustor, or any action taken with respect to this Deed of Trust by any agent or receiver of the Beneficiary permitted hereunder; (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Trustor shall have notice or knowledge of any of the foregoing.

                  (e) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Property. The indemnity obligations of the Trustor contained in this Section shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.

         1.9 Impositions. (a) Subject to the provisions of Section hereof, the Trustor will pay or cause to be paid prior to delinquency all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, which are assessed or imposed upon any of the Property, or arising in respect of the operation, occupancy, use or possession thereof (all of which taxes, assessments and other governmental or nongovernmental charges of like or different nature are hereinafter referred to as "Impositions"); provided, however, that if, by Law, any such Imposition is payable, or may at the option of the payer be paid, in installments, the Trustor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same may become due.

                  (b) If under the provisions of any Law now or hereafter in effect there shall be assessed or imposed: (i) a tax or assessment on the Property in lieu of or in addition to the Impositions payable by the Trustor pursuant to subparagraph (a) of this Section , or (ii) a license fee, tax or assessment imposed on the Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) of this Section , and the Trustor shall pay and discharge or cause to be paid and discharged the same as herein provided or shall reimburse or otherwise compensate the Beneficiary for the payment thereof.

                  (c) The Trustor covenants to furnish to the Beneficiary, promptly following the Beneficiary's request, official receipts of the appropriate taxing or other authority, or other proof reasonably satisfactory to the Beneficiary, evidencing the payment of Impositions as the same become due.

                  (d) The Trustor will pay all taxes, charges, filing, registration and recording fees, excises levies and mortgage taxes, if applicable, imposed in connection with the recording of this Deed of Trust or imposed upon the Beneficiary by reason of its ownership of this Deed of Trust, and shall pay any and all stamp taxes and other similar taxes required to be paid on any of the Obligations. In the event the Trustor fails to make any such payment within thirty (30) days after written notice thereof from the Beneficiary, then the Beneficiary shall have the right, but shall not be obligated to, pay the amount due and the Trustor shall, on demand, reimburse the Beneficiary for said amount. If the Trustor shall fail to reimburse any amounts paid by the Beneficiary within two (2) Business Days of the payment thereof all such amounts shall thereafter bear interest at the default rate set forth in
Section 1.8(c) of the Credit Agreement and shall constitute Obligations hereunder and be secured hereby.

                  (e) The Trustor covenants to furnish to the Beneficiary, within twenty (20) days after the request by the Beneficiary, official receipts of the appropriate taxing or other authority, or other proof reasonably satisfactory to the Beneficiary, evidencing the payment of the applicable item described in subsection hereinabove.

         1.10 Utilities. The Trustor will pay when due all utility charges which are incurred by the Trustor for the benefit of the Property or which may become a charge or lien against the Property for gas, electricity, steam, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting the Property whether or not such taxes, assessments or charges are liens thereon.

         1.11 Actions Affecting this Property. The Trustor will appear in and contest any action or proceeding brought by any third parties unrelated to the Beneficiary purporting to affect the security hereof or the rights or powers of the Beneficiary hereunder; and the Trustor will pay all costs and expenses incurred by the Trustor, including cost of evidence of title and reasonable actual attorneys' fees, in any such action or proceeding. The Trustor shall give the Beneficiary prompt notice in writing of any such action or proceeding.

         1.12 Condemnation. (a) Should the Property or any part thereof or interest therein be taken or damaged by reason of any public improvements or condemnation proceeding or in any other similar manner ("Condemnation"), or should the Trustor receive any notice thereof, the Trustor shall give prompt written notice thereof to the Beneficiary.

                  (b) In the event of a Condemnation of all of this Property or, any portion thereof, the proceeds of any condemnation award shall be applied in the manner provided in the Credit Agreement.

                  (c) If there shall have occurred, and be continuing, an Event of Default, the Beneficiary alone shall have the right to settle, adjust or compromise any claim in connection with a Condemnation of the Property. In all other cases, the Beneficiary and the Trustor shall consult and cooperate with each other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim provided, however, that the Beneficiary shall have no right to participate in any such meetings or negotiations if the proposed Condemnation would not have a material adverse affect on the value of the Property.

         1.13 Additional Security. In the event the Beneficiary at any time holds additional security for any of the Obligations, it may enforce, sell or otherwise realize upon the same, at its option, either before or concurrently herewith or after enforcing its remedies hereunder.

         1.14 Successors and Assigns. This Deed of Trust applies to, inures to the benefit of and binds the parties hereto, the Beneficiary and its respective successors and assigns.

         1.15 Inspections. The Trustor hereby authorizes the Beneficiary, its agents, representatives or workmen, upon reasonable prior notice to the Trustor, to visit and inspect any of the Property or any portion(s) thereof, at such reasonable times and intervals to such reasonable extent as the Beneficiary may reasonably request.

         1.16 Transfers. Subject to the terms of the Credit Agreement, no part of the Property or of any legal or beneficial interest in the Property shall hereinafter be sold, assigned, conveyed, leased, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Trustor, or by operation of law or otherwise). Notwithstanding the foregoing, however, the Property may, subject to the terms of the Credit Agreement, be hereinafter leased to any Subsidiary of the Borrower upon the prior written consent of Beneficiary.

         1.17 Indebtedness Secured by Liens. Except as otherwise permitted in the Credit Agreement, the Trustor shall not create, incur or suffer to exist, or cause to be created, incurred or suffered to exist, directly or indirectly Liens (other than Permitted Liens) against the Property or any part thereof or any rents or income arising therefrom.

         1.18 Environmental Protection Matters. The Trustor shall comply with the provisions of the Credit Agreement relating to environmental matters, which provisions are incorporated herein by reference.

         1.19 Actions by the Beneficiary to Preserve this Property. If an Event of Default shall have occurred and be continuing, the Beneficiary may, but is not obligated to, pay or perform the Obligations in the same manner and to such extent as it may deem necessary in its sole discretion. In connection therewith, without limiting its general powers, the Beneficiary shall have and is hereby given the right, but not the obligation: (a) to enter upon and take possession of the Property; (b) to make additions, alterations, repairs and improvements to the Property which are reasonably necessary or proper to keep the Property in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of the Beneficiary; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which may affect the security of this Deed of Trust or be prior or superior hereto; and (e) in exercising such powers, to pay all necessary expenses, including the reasonable fees and expenses of counsel or other necessary or desirable consultants. The Trustor shall, immediately upon demand therefor by the Beneficiary, pay or reimburse the Beneficiary for all reasonable costs and expenses incurred by the Beneficiary in connection with the exercise by the Beneficiary of the foregoing rights, including, without limitation, cost of evidence of title, court costs, appraisal costs, surveys and reasonable actual attorneys' fees. In the event this Deed of Trust is placed in the hands of an attorney for the collection of any sum secured hereby, the Trustor agrees to pay on demand all reasonable actual costs of collection, including reasonable actual attorneys' fees, incurred by the Beneficiary, either with or without the institution of any action or proceeding, and in addition to all costs, disbursements and allowances provided by law. If the Trustor shall fail to reimburse any amounts paid by the Beneficiary within ten (10) Business Days after notice of payment thereof to the Trustor, all such amounts shall thereafter bear interest at the default rate set forth in Section 1.8(c) of the Credit Agreement and shall constitute Obligations hereunder and be secured hereby.

         1.20 Permitted Contests. Notwithstanding anything to the contrary contained in this Deed of Trust, the Trustor at its expense may contest (after prior written notice to the Beneficiary if the contested amount is in excess of $100,000) by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Law or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors and lien therefor, or any utility charges and lien therefor, and may withhold payment of the same pending such proceedings if permitted by Law; provided that (a) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors and lien therefor, such proceedings shall suspend the collection therefor from the Beneficiary and the Property, (b) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if the Trustor pays the amount or satisfies the condition being contested, and the Trustor would have the opportunity to do so in the event of the Trustor's failure to prevail in the contest, (c) the Beneficiary shall not, by virtue of such permitted contest, be in any danger of any criminal liability, or any civil liability for which the Trustor has not furnished security as provided in clause (d) below, and neither the Property nor any interest therein would be subject to the imposition of any lien which would have priority over the lien of this Deed of Trust for which the Trustor has not furnished security as provided in clause (d) below, and (d) the Trustor shall have established on its books in accordance with United States generally accepted accounting principles a sufficient reserve to discharge such Imposition or lien or claim or other security as reasonably requested by and reasonably satisfactory to the Beneficiary if so required pursuant to clause (c) above or if the failure to comply with such Imposition or Law will result in a lien or charge against the Property in excess of $100,000 or the Beneficiary would be in danger of any civil liability.

         1.21 Continued Occupancy. If at anytime the then existing use or occupancy of any part of the Property shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue or so long as any portion of the Obligations remain unpaid, the Trustor will not cause or permit such use or occupancy to be discontinued without the prior written consent of the Beneficiary. The Trustor shall promptly notify the Beneficiary of any anticipated or proposed change in the zoning for the Property or any portion thereof or any other property with respect to which a change in zoning would materially affect the Trustor's use and enjoyment of, the Property or any part thereof. The Beneficiary shall have the right to participate in any judicial, administrative or other proceeding with respect to or in any way materially affecting the use or occupancy of the Property (including, without limitation, any proceeding relating to zoning or environmental matters). The Trustor shall not attempt to change the zoning of the Property or settle any dispute with respect to a change in zoning which prohibits use of the Property as a radio transmitter facility without the Beneficiary's prior consent.

         1.22 The Credit Agreement. This Deed of Trust is made pursuant to the Credit Agreement, and this Deed of Trust is subject to all of the provisions of the Credit Agreement including, without limitation, the provisions of the Credit Agreement entitling the Beneficiary, to declare the respective indebtedness secured hereby to be immediately due and payable, as the case may be, all of which provisions are incorporated herein with the same force and with like effect as if they were fully set forth herein at length and made a part hereof. In the event of a conflict between any of the provisions of the Credit Agreement, on the one hand, and any of the provisions of this Deed of Trust, on the other hand, the provisions of the Credit Agreement shall control.

         1.23 Brokers. Each party represents and warrants to the other that it has not dealt with any broker in connection with this transaction and that it knows of no other Person who is entitled to a commission in connection with this transaction. Each party hereby agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, damages, demands, costs, expenses (including, without limitation, the costs and expenses of defending or settling any such claims and all reasonable actual attorneys' fees and disbursements) or causes of action arising out of a breach of the representations, warranties or agreements contained in this Section . The representations, warranties and agreements contained in this Section shall survive repayment of the Obligations and discharge of this Deed of Trust.

         1.24 Recordation of Deed of Trust and Financing Statements. The Trustor will execute, acknowledge and deliver any financing statements, continuation statements and other instruments in addition or supplemental hereto, including, without limitation, contracts, licenses and permits affecting the Property, which may be necessary or reasonably requested by the Beneficiary from time to time in order to perfect and maintain the validity and effectiveness of this Deed of Trust and the lien and security thereof to the Beneficiary and in such manner and places and within such times, in each case as is commercially reasonable and as may be necessary or appropriate to accomplish such purposes and to preserve and protect the rights and remedies of the Beneficiary. The Trustor or its agents will furnish reasonably satisfactory evidence of every such recording, filing and registration to the Beneficiary. The Trustor hereby appoints the Beneficiary as its true and lawful attorney-in-fact to file, with the Trustor's signature, or without the Trustor's signature in the state and county where the Property is located and any other jurisdiction in which such filing may-lawfully and effectively be made without the Trustor's signature, any and all Uniform Commercial Code financing and continuation statements which the Beneficiary may reasonably deem necessary or appropriate to file with respect to this Deed of Trust. The Beneficiary shall exercise its rights as attorney-in-fact under this Section only after the Beneficiary has given the Trustor ten
(10) days' notice during which the Trustor has failed to take the action requested by the Beneficiary.

         1.25 After Acquired Property Interests. All right, title and interest of the Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property, hereafter acquired by, or released to, the Trustor or constructed, assembled or placed by the Trustor on the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Trustor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Trustor and specifically described in the granting clause hereof, but at all times the Trustor shall execute and deliver to the Beneficiary all such other assurances, deeds to secure debt, conveyances or assignments thereof as the Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Deed of Trust. The Trustor hereby irrevocably authorizes and appoints the Beneficiary the agent and attorney-in-fact of the Trustor to execute all such documents and instruments on behalf of the Trustor, which appointment shall be deemed to be coupled with an interest, if the Trustor fails or refuses to do so within ten (10) days after a request therefor by the Beneficiary.

         1.26 Zoning and Title Matters. The Trustor will not, without the prior written consent of the Beneficiary, which will not be unreasonably withheld so long as the Property is not adversely affected, (a) initiate, join in, consent to or support any zoning reclassification of the Property, seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances and prohibit use of the Property as a radio transmitter facility, (b) modify, amend or supplement any of the Permitted Encumbrances in a manner that has a material adverse effect on the Property, (c) impose any restrictive covenants or encumbrances upon the Property which has a material adverse effect on the Property, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, or (d) permit or allow the Property to be used by the public or any person in such manner which serves as the basis for a claim of adverse usage or possession or of any implied dedication or easement by prescription.

         1.27 Changes to Deed of Trust or Related Loan Documents. If the Obligations or any part thereof are extended or varied or if any part of the security is released, all persons now or at any time hereafter liable therefor, or whose consent to this Deed of Trust was obtained, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof, with respect to the security or remaining security in the case of a partial release, shall continue in full force. The right of recourse if any, against all such persons being expressly reserved by the Beneficiary, notwithstanding such extension, variation or release. Any person or entity taking a junior mortgage or other lien upon the Property or any interest therein, shall take said lien subject to the rights of the Beneficiary to amend, modify, and supplement, restate and consolidate this Deed of Trust, the other Security Documents or the Credit Documents and to impose additional fees and other charges, and to extend the maturity of said indebtedness, and to grant partial releases of the lien of this Deed of Trust, in each and every case without obtaining the consent of the holder of such lien and without the lien of this Deed of Trust losing its priority over the rights of any such junior lien. Nothing contained in this Section shall be construed as any provision contained herein which provides, among other things, that it shall constitute an Event of Default if the Property be sold, conveyed, or encumbered unless permitted by the Credit Documents.

                                    ARTICLE 2

                               SECURITY AGREEMENT

         2.1 Creation of Security Interest. The Trustor, as debtor, hereby irrevocably and absolutely grants to Trustee for the benefit of the Beneficiary, as secured party, a security interest in, and lien on, all of the Trustor's right, title and interest in and to the following property whether now owned or hereafter acquired (collectively, the "Secured Property"):

                  (a) All general intangibles, contract rights, accounts and proceeds arising from all insurance policies required to be maintained by the Trustor hereunder;

                  (b) All proceeds of any judgment, award or settlement in any condemnation or eminent domain proceeding, together with all general intangibles, contract rights and accounts arising therefrom;

                  (c) All of the Equipment which constitutes personal property and all replacements, substitutes and additions thereto and any proceeds therefrom;

                  (d) All service contracts now or hereafter in effect relating to the operation of the Property;

                  (e) Any other agreements now or hereafter in effect relating to the construction, repair, alteration or leasing of the Improvements or operation of the Property, including any distributions, damages and amounts payable to the Trustor thereunder;

                  (f) All amendments, supplements, additions, substitutions, replacements and renewals to any of the aforesaid agreements;

                  (g) All permits, consents and other governmental approvals in connection with the construction of the Improvements or the operation of the Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;

                  (h) All plans and specifications, studies, tests or design materials relating to the design, construction, repair, alteration or leasing of this Property, to the extent any of the same may be assigned, transferred, pledged or subjected to a security interest;

                  (i) All tangible personal property of the Trustor, whether now owned or existing or hereafter acquired or arising, in which the Trustor may have an interest and which is used or is intended to be used in the construction, repair, alteration or leasing of the Improvements or operation of the Property and which is of a type which may be subjected to a security interest under the Code as defined hereinbelow;

                  (j) Proceeds of and any unearned premiums on any insurance policies covering the Property or any portion thereof (including any claims or demands of the Trustor with respect to the same), which the Trustor has or may hereafter acquire, and any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards resulting from a change of grade of streets or for severance damage;

                  (k) Any fixture which constitutes a part of the Property, and all replacements, substitutions and additions thereto; and

                  (l) All cash and non-cash proceeds of the above-mentioned items.

                  The security interests and liens described in clauses (a) through (l) above also shall secure all of the Obligations.

         Notwithstanding anything to the contrary contained herein, if any provision of this Agreement relating to the Property and the remedies available to the Beneficiary conflict with the provisions of the Security Agreement, the terms of the Security Agreement shall control. It is not the intention of the Trustor to grant a security interest in the Collateral any greater than that granted under the Security Agreement.

                  2.2 Representations, Warranties and Covenants of the Trustor. The Trustor hereby warrants, represents and covenants as follows:

                  (a) The Trustor's interest in the Secured Property is, and as to all the Secured Property acquired after the date hereof, will be, free from any lien, security interest, encumbrance or claim thereon of any kind whatsoever (other than Permitted Encumbrances and Permitted Liens). The Trustor will notify the Beneficiary of, and will defend the Secured Property against, all claims and demands of all persons at any time claiming the

Secured Property or any interest therein other than such interests as are permitted herein or in the Credit Agreement.

                  (b) The Secured Property is not used or bought for personal, family or household purposes.

                  (c) Subject to the terms of the Credit Agreement and the Security Agreement, the Secured Property will be kept on or at the Property and the Trustor will not remove any portion or item of Secured Property affixed or attached to the Property without the prior written consent of the Beneficiary.

                  (d) The Trustor maintains a place of business at the address above stated for the Trustor and the Trustor will, at least 30 days prior thereof notify the Beneficiary in writing of any change in its place of business.

                  (e) The address of the Beneficiary from which information concerning the security interest granted hereby may be obtained is the address of the Beneficiary set forth on the first page of this Deed of Trust, and the mailing address of the Trustor is the address of the Trustor set forth on such first page.

                  (f) The Trustor shall cause all financing and continuation statements and other instruments with respect to the Secured Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law fully to evidence, perfect, secure and preserve the interests of the Beneficiary in the Secured Property, and shall pay all filing fees in connection therewith. At the request of the Beneficiary, the Trustor will join the Beneficiary in executing one or more financing statements and renewals, continuation statements and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to the Beneficiary, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Beneficiary to be necessary or desirable. Without limiting the foregoing, the Trustor hereby irrevocably appoints the Beneficiary its attorney-in-fact to execute, deliver and file such instruments for or on behalf of the Trustor upon the failure of the Trustor to do so within a reasonable time (but not less than 10 days) after demand, and the Trustor will pay the cost of any such filing.

                  (g) This Deed of Trust constitutes a Security Agreement, Fixture Filing and Financing Statement as those terms are used in the Uniform Commercial Code.

         2.3 Survival of Security Agreement. Notwithstanding any release of any or all of the property included in the term "Property" which is deemed "real property," or any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obligations.

         2.4 Election of Remedies. If any Event of Default occurs hereunder and is continuing, the Beneficiary, pursuant to the appropriate provisions of the Uniform Commercial Code, shall have an option to proceed with respect to both the real property included in the Property and the Secured Property in accordance with its rights, powers and remedies with respect to such real property, in which event the default provisions of the Uniform Commercial Code shall not apply. The parties agree that if the Beneficiary shall elect to proceed with respect to the Secured Property separately from such real property, the Beneficiary shall have all remedies available to a secured party under the Uniform Commercial Code and ten (10) days' notice of the sale shall be reasonable notice. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Beneficiary shall include, but not be limited to, reasonable actual attorneys' fees and legal expenses incurred by the Beneficiary.

                                    ARTICLE 3

                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

         3.1 Assignment. To further secure the obligations, the Trustor hereby sells, assigns and transfers unto the Beneficiary all the Rents now due and which may hereafter become due under or by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Property or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Trustor or by the Beneficiary under the powers herein granted, it being the intention hereby to establish an absolute and present transfer and assignment of all such leases and agreements, and all the avails thereunder, to the Beneficiary and not merely the passing of a security interest, all in accordance with California Civil Code Section 2938. The Trustor hereby irrevocably appoints the Beneficiary its true and lawful attorney in its name, place and stead (with or without taking possession of the Property as provided in section hereof) to rent, lease or let all or any portion of the Property to any party or parties at such rental and upon such terms as the Beneficiary shall, in its discretion, determine, and to collect, or seek the appointment of a reviewer to collect, all of said Rents arising from or accruing at any time hereafter, and all now due or that may hereafter become due under each and every of the leases and agreements, written or verbal, or other tenancy existing, or which may hereafter exist on the Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Beneficiary would have upon taking possession pursuant to the provisions of Section hereof. The Trustor represents and agrees that except with the prior written approval of the Beneficiary, no Rent has been or will be paid by any person in possession of any portion of the Property for more than one installment in advance and that no payment of any of the Rents to accrue f or any portion of the Property (other than a de minimis amount) will be waived, released, reduced, discounted or otherwise discharged or compromised by the Trustor, except as may be approved in writing by the Beneficiary. As between the Trustor and the Beneficiary, the Trustor waives any rights of set-off against any person in possession of any portion of the Property. The Trustor agrees that it will not assign any of the Rents of the Property to any other Person.

Nothing herein contained shall be construed as constituting the Beneficiary a mortgagee or trustee in possession in the absence of the taking of actual possession of the Property by the Beneficiary pursuant to Section hereof. In the exercise of the powers herein granted to the Beneficiary, no liability shall be asserted or enforced against the Beneficiary, all such liability being expressly waived and released by the Trustor. The Trustor further agrees to assign and transfer to the Beneficiary all specific future leases upon all or any part of the Property and to execute and deliver, at the request of the Beneficiary, all such further assurances and assignments in the Property as the Beneficiary shall from time to time reasonably require. Although it is the intention of the parties that the assignment contained in this Section shall be a present absolute assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Beneficiary shall not exercise any of the rights or powers conferred upon it by this Section until an Event of Default shall have occurred and be continuing under this Deed of Trust. Provided the Trustor is not in default under this Deed of Trust, the Trustor shall have a license to retain any and all Rents collected by the Trustor in connection with the operation of the Property.

                                    ARTICLE 4

                         EVENTS OF DEFAULT AND REMEDIES

         4.1 Events of Default. The occurrence of any of the following specified events shall constitute an "Event of Default" hereunder:

                  (a) An "Event of Default" under and as defined in the (i) Subsidiary Guaranty, (ii) the Intercompany Acquisition Note, and (iii) the Intercompany Demand Note and shall in any event, include, without limitation, any payment default on any of the obligations after the expiration of any applicable grace or cure period; or

                  (b) The Trustor shall default in the payment when due of any amounts owed by it hereunder to the Beneficiary or any other Person and such default shall continue unremedied for a period of three or more Business Days upon receipt of notice from Beneficiary provided, however, such notice shall not pertain to a default in payments due under the (i) Subsidiary Guaranty, (ii) the Intercompany Acquisition Note, and (iii) the Intercompany Demand Note;

                  (c) Except as otherwise provided in Section and the Trustor shall default in the due performance by it of any term, covenant or agreement contained in this Deed of Trust, and such default shall continue unremedied for a period of sixty (60) days after written notice to the Trustor by the Beneficiary; provided, however, that if such default is not susceptible of complete cure within such sixty (60) day period and the Trustor has commenced to cure within such period, no Event of Default shall be deemed to have occurred if the Trustor diligently and continuously prosecutes such cure to completion.

         4.2 Remedies Upon Default. If an Event of Default shall occur and be continuing, the Beneficiary may:

                  (a) either in person or by agent with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property or any part thereof, in its own name or in the name of the Trustor, and do or cause to be done any acts which it deems necessary or desirable to preserve the value of the Property or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Property, make, cancel or modify leases and sue for or otherwise collect the Rents thereof, including those past due and unpaid, and apply the same, less costs of operation and collection, including reasonable attorney's fees, to the payment of the Obligations in accordance with the Security Agreement. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid, shall not, by itself, cure or waive any Event of Default or notice of default hereunder (unless such default is actually cured) or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Property or the collection, receipt and application of Rents, the Beneficiary shall be entitled to exercise every right provided for herein or in the Credit Agreement or at law or in equity upon the occurrence of any Event of Default;

                  (b) commence and maintain one or more actions at law or in equity or by any other appropriate remedy (i) to protect and enforce the Beneficiary's rights, whether for the specific performance of any covenant or agreement herein contained (which covenants and agreements the Trustor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), (ii) to collect any sum then due hereunder, (iii) to aid the execution of any power herein granted, or (iv) to foreclose this Deed of Trust, without prejudice to the right of the Beneficiary thereafter to pursue and enforce any other appropriate remedy against the Trustor;

                  (c) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code;

                  (d) accelerate payment of and declare all obligations immediately due and payable, and may proceed at law or in equity to foreclose fully or partially this Deed of Trust, any statute or rule of law at any time existing to the contrary notwithstanding. The Beneficiary may, to the extent permitted by law, adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by an applicable provision of law, the Beneficiary may make such sale at the time and place to which the same shall be so adjourned. With respect to all components of the Property, the Beneficiary is hereby irrevocably appointed the true and lawful attorney of the Trustor (coupled with an interest), in its name and stead, to make all necessary conveyances/ assignments, transfers and deliveries of the Property, and for that purpose the Beneficiary may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, the Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, the Trustor, if so requested by the Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to the Beneficiary or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Beneficiary, for such purpose, and as may be designated in such request. To the extent permitted by law, any such sale or sales made under or by virtue of this Article shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Trustor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Trustor. Upon any sale made under or by virtue of this Article , the Beneficiary may, to the extent permitted by law, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the action and any other sums which the Beneficiary is authorized to deduct by law or under this Deed of Trust; and

                  (e) Upon any sale made under or by virtue of this Article (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the obligations and other indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Beneficiary is authorized to deduct under this Deed of Trust.

         4.3 Sale of Premises Pursuant to Foreclosure. In case of a sale, judicial or nonjudicial, pursuant to a foreclosure of this Deed of Trust, the Property, whether real, personal or mixed, may be sold for cash or credit as an entirety or in parcels, by one sale or by several sales held at one time or at different times, all as the Beneficiary, in its unrestricted discretion, may elect, and the Trustor, for and on behalf of itself and all persons claiming by, through or under the Trustor, waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure sale. Any such sale shall bind the Trustor, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of the Trustor in and to, the property sold, and shall be a perpetual bar, both at law and in equity, against the Trustor and its successors and assigns, and against any and all persons claiming through or under the Trustor. The proceeds of any sale made under or by virtue of this Article , together with any other sums which then may be held by the Beneficiary under this Deed of Trust, whether under the provisions of this Article or otherwise, shall be applied to the payment of the Obligations in accordance with the Security Agreement.

         4.4 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Beneficiary as a matter of strict right and without notice to the Trustor or anyone claiming under the Trustor, and without regard to the adequacy or the then value of the Property or the interest of the Trustor therein or the solvency of any party bound for payment of the

Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Property, and the Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual rights, powers and duties of receivers in like or similar cases and all the rights, powers and duties of the Beneficiary in case of entry as provided in subparagraph 4.02(a) hereof and shall continue as such and exercise all such powers until the date of confirmation of sale of this Property unless such receivership is sooner terminated.

         4.5 Remedies Not Exclusive. The Beneficiary shall be entitled to enforce payment and performance of any Obligations secured hereby and to exercise all rights and powers under this Deed of Trust or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the said Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, security deed, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the powers herein contained, shall prejudice or in any manner affect the Beneficiary's right to realize upon or enforce any other security now or hereafter held by the Beneficiary, it being agreed that the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Beneficiary with respect to the Obligations in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to the Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy to which the Beneficiary is entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Beneficiary, and the Beneficiary may pursue inconsistent remedies.

         4.6 Waiver of Redemption, Notice, Marshalling, Etc. Notwithstanding anything herein contained to the contrary, to the extent permitted by law, the
Trustor: (a) hereby waives trial by jury; (b) will not (i) at any time insist upon, or plead, or in any manner whatever, claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, nor (ii) claim, take or insist upon any benefit or advantage or any law now or hereafter in force providing for the valuation or appraisal of the Property or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; and (c) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Trustor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Property marshalled upon any foreclosure hereof. Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order, including without limitation, the rights provided by California Civil Code Sections 2899 and 3433, as such Sections may be amended from time to time. Each successor and assign of Trustor, including without limitation, a holder of a Lien subordinate to the Lien created hereby (without implying that Trustor has, except as expressly provided herein, a right to grant an interest in, or a subordinate Lien on, the Property), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself.

         4.7 Expenses of Enforcement. In connection with any action to enforce any remedy of the Beneficiary under this Deed of Trust, the Trustor agrees to pay all expenditures and expenses which may be paid or incurred by or on behalf of the Beneficiary including, without limitation, reasonable actual attorneys' fees, receiver's fees, appraiser's fees, outlays for documentary and expert evidence, court reporter's and/or stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as the Beneficiary may deem reasonably necessary, and neither the Beneficiary nor any other person shall be required to accept tender of any portion of the indebtedness then secured hereby unless the same be accompanied by a tender of all such expenses, costs and commissions in enforcing its remedies hereunder. All expenditures and expenses of the nature in this Section mentioned, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the lien of this Deed of Trust, including the reasonable actual fees of any attorney employed by the Beneficiary in any litigation or proceeding, including appellate proceedings, affecting the Beneficiary's rights under this Deed of Trust or the Property (including, without limitation, the occupancy thereof or any construction work performed thereon), including bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by the Trustor, with interest thereon at the default rate set forth in the Credit Agreement and shall be part of the indebtedness secured by this Deed of Trust.

                                    ARTICLE 5

                              ADDITIONAL COLLATERAL

         5.1 Additional Collateral. (a) The Trustor acknowledges and agrees that the Obligations are secured by the Property and various other collateral including, without limitation, at the time of execution of this Deed of Trust certain personal property of the Trustor and other parties described in the Credit Documents. The Trustor specifically acknowledges and agrees that the Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, the Trustor acknowledges that it is in the Trustor's contemplation that the other collateral pledged to secure the obligations may be pursued by the Beneficiary in separate proceedings in the various states and counties where such collateral may be located and additionally that the Trustor and other parties liable for payment of the obligations will remain liable for any deficiency judgments above any amounts the Beneficiary may realize on sales of other property or any other collateral given as security for the Obligations. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Deed of Trust, that the Indebtedness evidencing the Obligations shall not be deemed merged into any judgment of foreclosure, but shall rather remain outstanding.

                  (b) The Trustor acknowledges and agrees that the Property and the property which may from time to time be encumbered by the Deeds of Trust are located in more than one state and therefore the Trustor waives and relinquishes any and all rights it may have, whether at law or equity, to require the Beneficiary to proceed to enforce or exercise any rights, powers and remedies it may have under the Security Documents, the Credit Documents in any particular manner, in any particular order, or in any particular State or other jurisdiction. Furthermore, the Trustor acknowledges and agrees that the Beneficiary shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Deed of Trust, the other Security Documents, the Credit Documents or, any of them or under any provision of law, by one or more proceedings, whether contemporaneous, consecutive or both in any one or more States in which the security is located. Neither the acceptance of this Deed of Trust, or any other Security Document, or any Credit Document, nor its enforcement in one State, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of the Security Documents, the Credit Documents or any of them, through one or more additional proceedings, in that state or in any other State.

                  (c) The Trustor further agrees that any particular proceeding, including without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Property or the property encumbered by the Deeds of Trust, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Property and the property encumbered by the Deeds of Trust.

                  (d) The Beneficiary may resort to any other security held by the Beneficiary for the payment of the Obligations in such order and manner as the Beneficiary may elect.

                  (e) Notwithstanding anything contained herein to the contrary, the Beneficiary shall be under no duty to the Trustor or others, including, without limitation, the holder of any junior, senior or subordinate Deed of Trust on the Property or any part thereof or on any other security held by the Beneficiary, to exercise or exhaust all or any of the rights, powers and remedies available to the Beneficiary.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of California. In the event that any provision or clause of this Deed of Trust conflicts with applicable laws, such conflicts shall not affect other provisions of this Deed of Trust which can be given effect without the conflicting provision, and to this end the provisions of this Deed of Trust are declared to be severable.

         6.2 Limitation on Interest. It is the intent of the Trustor and the Beneficiary in the execution of this Deed of Trust and all other instruments evidencing or securing the Obligations to contract in strict compliance with the relevant usury laws. In furtherance thereof, the Beneficiary and the Trustor stipulate and agree that none of the terms and provisions contained in this Deed of Trust shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by relevant law.

         6.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered by Federal Express or by any other nationally recognized overnight courier service, registered mail, hand delivery or facsimile: if to the Trustor, at 312 West Douglas, El Cajon, California 92020, with a copy to Gerald F. O'Connell, Esq., Graydon, Head & Ritchey, P.O. Box 6464, Cincinnati, Ohio 45201; if to the Beneficiary, at 227 West Monroe Street, Suite 3300, Chicago, Illinois 60606, Attn: Steve Heinen and Mark Radzik, with a copy to Randall J. Rademaker, Esq., Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Chicago, Illinois 60606 or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective as provided in the Credit Agreement.

         6.4 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

         6.5 Waiver; Amendment. (a) None of the terms and conditions of this Deed of Trust may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the Credit Agreement.

                  (b) No delay on the part of the Beneficiary in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on the Trustor in any case shall entitle it to nay other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Beneficiary to any other or further action in any circumstances without notice or demand.

         6.6 Obligations Absolute. The obligations of the Trustor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Trustor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Deed of Trust or any other Credit Document; or (c) any amendment to or modification of any Credit Document or any security for any of the Obligations; whether or not the Trustor shall have notice or knowledge of any of the foregoing.

         6.7 Further Assurances. The Trustor, at its own expense, will execute, acknowledge and deliver all such instruments and take all such action as may be reasonably necessary to assure to the Beneficiary the interest in the Property herein described and the rights intended to be provided to the Beneficiary herein.

         6.8 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Beneficiary shall be in addition to every other right, power and remedy specifically given under this Deed of Trust or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Beneficiary. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Beneficiary in the exercise of any such right, power or remedy and no renewal or extension of any of the obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event the Beneficiary shall seek to enforce its rights hereunder and shall be entitled to judgment, then in such suit the Beneficiary may recover reasonable expenses, including reasonable actual attorneys' fees, and the amounts thereof shall be included in such judgment.

         6.9 Partial Invalidity. If any of the provisions of this Deed of Trust or the application thereof to any person, party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

         6.10 Priority. This Deed of Trust is intended to and shall be valid and have priority over all subsequent liens and encumbrances on the Property, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

         6.11 Trustor's Liability. It is understood that the Trustor shall remain liable to the extent of any deficiency between the amount of the proceeds and the amount of the sums referred to in Section with respect to the Trustor.

         6.12 Full Recourse. This Deed of Trust is made with full recourse to the Trustor (including as to all assets of the Trustor, including the Secured Property) and pursuant to and upon the representations, warranties, covenants and the agreements on the part of the Trustor contained herein, in the other Credit Documents and otherwise in writing in connection herewith or therewith. Notwithstanding the foregoing, Beneficiary agrees that (a) in an action to collect any amounts due under, or otherwise in respect of, this Deed of Trust, no partner, shareholder, director or officer of the Trustor will be personally liable for any amounts due or any other liability under this Deed of Trust, and no deficiency or personal judgment will be sought against such partner, shareholder, director or officer for payment of the Indebtedness secured by this Deed of Trust and (b) no property or assets of any such partner, shareholder, director or officer shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought with respect to this Deed of Trust, provided, however, that in no event shall the foregoing provisions of this sentence be deemed to release any such partner, shareholder, director or officer from liability under this Deed of Trust for any fraudulent action taken by such partner, shareholder, director or officer or for any intentional material misrepresentation made by such partner, shareholder, director or officer.

         6.13 Acknowledgment of Receipt. The Trustor hereby acknowledges receipt of a true copy of this Deed of Trust.

         6.14 Release Upon Full Payment. Upon the date that all of the obligations have been paid, this Deed of Trust shall be released of record and the Beneficiary, at the request and expense of the Trustor, will execute and deliver to the Trustor a proper instrument or instruments acknowledging the satisfaction and termination of this Deed of Trust.

         6.15 Time of the Essence. Time is of the essence of this Deed of Trust.

         6.16 Leases. Any foreclosure of this Deed of Trust and any other transfer of all or any part of the Property in extinguishment of all or any part of the Obligations may, at the Beneficiary's option, be subject to any or all leases of all or any part of the Property and the rights of tenants under such leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

         6.17 Suits to Protect Property. The Beneficiary is hereby irrevocably authorized, at the Beneficiary's option, upon 30 days notice to the Trustor with respect to items (a) and (d) and (e) of this Section to initiate and maintain any and all suits and proceedings that the Beneficiary may deem advisable, at the Trustor's expense (a) to prevent any impairment of the Property or of the security of this Deed of Trust by any unlawful acts or omissions, (b) to prevent the occurrence or continuance of any violation of this Deed of Trust, any other Security Document or any Credit Document, (c) to foreclose this Deed of Trust, (d) to preserve and protect the Beneficiary's interest in the Property, and (e) to restrain the enforcement of, or compliance with, any law, ordinance, rule, regulation, order, judgment, injunction or decree that may be unconstitutional or otherwise invalid, if, and only to the extent, such enforcement or compliance might (in the Beneficiary's reasonable judgment) impair the Property or the security of this Secured Deed or be prejudicial to the interests of the Beneficiary.

         6.18 Rules of Usage. The following rules of usage shall apply to this Deed of Trust unless otherwise required by the context:

                  (a) Singular words shall connote the plural as well as the singular, and vice versa, as may be appropriate.

                  (b) Unless otherwise indicated, references in any such document to appendices, articles, schedules, sections or exhibits are references to appendices, articles, schedules, sections or exhibits of such document.

                  (c) The words "herein," "hereof" and "hereunder" and words of similar import appearing in each such document shall be construed to refer to such document as a whole and not to any particular section, paragraph or other subpart thereof unless expressly so stated.

                  (d) Any headings, subheadings or table of contents used in any such document are solely for convenience of reference and shall not constitute a part of such document nor shall they affect their meaning,construction or effect.

                  (e) References to any person shall include such person and its successors and permitted assigns.

                  (f) Each of the parties to this Deed of Trust and their counsel have reviewed and revised, or requested revisions to, such documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of such documents and any amendments or exhibits thereto.

                  (g) Unless an express provision requires otherwise, each reference to "the Property" shall be deemed a reference to "the Property or any part thereof," each reference to "Secured Property" shall be deemed a reference to "the Secured Property or any part thereof" and each reference to "the Property" shall be deemed a reference to "the Property or any part thereof."

         6.19 Additional Advances. This Deed of Trust is given to secure the Trustor's obligations under the (i) Subsidiary Guaranty, (ii) the Intercompany Acquisition Note and, (iii) the Intercompany Demand Note and shall secure not only guaranteed obligations with respect to presently existing indebtedness under the Credit Agreement but also any and all other indebtedness now owing or which may hereafter be owing by the Borrower to the Beneficiary, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized (but only at the option of the Beneficiary), including future advances and readvances, pursuant to the Credit Agreement, whether such advances are obligatory or to be made at the option of the Beneficiary, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. The lien of this Deed of Trust shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder's office of the county in which the Property is located. The total principal amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid balance of indebtedness secured hereby at any one time outstanding shall not exceed $300,000,000 plus interest thereon, attorneys' fees, court costs and any disbursements which the Beneficiary may make under this Deed of Trust, the Credit Agreement or any other document with respect hereto (e.g., for payment of Impositions or insurance on the Property) and interest on such disbursements (all such indebtedness being hereinafter referred to as the "maximum amount secured hereby") . This Deed of Trust is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

         6.20 Beneficiary's Powers. Without affecting the liability of any other Person liable for the payment of any obligation herein mentioned, and without affecting the Lien or charge of this Deed of Trust upon any portion of the Property not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice: (a) release any Person so liable; (b) extend the maturity or alter any of the terms of any such obligation; (c) grant other indulgences; (d) release or cause to be released at any time at Beneficiary's option any parcel, portion or all of the Property; (e) take or release any other or additional security for any obligation herein mentioned; (f) while an Event of Default is continuing, make compositions or other arrangements with debtors or other mortgagors in relation to this Deed of Trust; (g) advance additional funds to protect the security hereof; (h) while an Event of Default is continuing, pay or discharge any or all of the Obligations;
(i) consent in writing to the making of any map or plat thereof; (j) join in granting any easement thereon; or (k) join in any extension agreement or any agreement subordinating the Lien or charge hereof; and, in any case referred to in clauses (g) or (h), all amounts so advanced, with interest thereon at the rate set forth in the Credit Agreement from the date of demand until paid, shall be secured hereby.

                                    ARTICLE 7

                             CONCERNING THE TRUSTEE

         7.1 Covenants of the Trustee. The Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

It shall not be the Trustee's duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto or to give notice thereof, or to see to the payment of, or be under any duty regarding any Imposition, or to see to the performance or observance by the Trustor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgement, or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the insufficiency of the security purported to be created hereby and makes no representation in respect thereof or regarding the rights of the Beneficiary. The Trustee may advise with counsel upon any matters arising hereunder and shall be fully protected in relying as to the legal matters or on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for his own willful misconduct, and the Trustee may rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

         7.2 Resignation; Removal of the Trustee. The Trustee may resign at any time without notice. In the event of the resignation or death or dissolution of the Trustee, or the Trustee's failure, refusal or inability, for any reason, to make any sale or to perform any of the trusts herein declared, or, at the option of the Beneficiary, without cause, the Beneficiary may appoint a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in the Trustee. The instrument of appointment may, but shall not be required to, be recorded in the registrar's office in which this Deed of Trust is recorded. If the Beneficiary is a corporation, such appointment may be made on behalf of such the Beneficiary by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, or any other authorized officer or agent of the Beneficiary. In the event of the registration or death of any substitute trustee, or such substitute trustee's failure, refusal or inability to make any such sale or perform such trusts, or, at the option of the Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner.

         7.3 Actions by Trustee. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust, and without affecting the personal liability of any Person for payment of the Obligations secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may (a) reconvey any part of the Property; (b) consent in writing to the making of any map or plat thereof; (c) join in granting any easement thereon; or (iv) join in any extension agreement or any agreement subordinating the Lien or charge hereof.

                                    ARTICLE 8

                                 FIXTURE FILING

         This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in, among other places, the real estate records of the county where the Real Property is located as set forth on Exhibit A.

         IN WITNESS WHEREOF, the Trustor has caused this Deed of Trust to be duly executed and sealed as of the day and year first above written.

                                     CHESAPEAKE SECURITIES, INC.
                                     a Delaware corporation

                                     By:      ________________________________

                                     Its:     ________________________________

STATE OF ___________  )
                      )  ss.
COUNTY OF __________  )

         On ____________________, 19____, before me, ____________________
personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                                     ___________________________




Prepared by:

Alexandra V. Bergstein, Esq.
Skadden Arps Slate Meagher & Flom
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606

                                    EXHIBIT A

THAT PART OF THOSE PORTIONS OF PUEBLO LOT 272 OF THE PUEBLO LANDS OF THE CITY OF SAN DIEGO, ACCORDING TO MAP THEREOF MADE BY JAMES PASCOE, IN MAY 1870, FILED IN THE OFFICE OF THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 14, 1921 AND KNOWN AS MISCELLANEOUS MAP NO. 36, AS CONVEYED TO THE STATE OF CALIFORNIA BY DEEDS RECORDED DECEMBER 13, 1956 AS FILE NO. 176524, IN BOOK 6381, PAGE 176 OF OFFICIAL RECORDS AND SEPTEMBER 11, 1951 IN BOOK 4228, PAGE 168 OF OFFICIAL RECORDS, BOTH DEEDS ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, LYING EASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF SAID PUEBLO LOT 272, DISTANT ALONG SAID SOUTHEASTERLY LINE, SOUTH 36o 36' 30" WEST, 200.62 FEET FROM THE INTERSECTION OF SAID SOUTHEASTERLY LINE WITH THE WESTERLY LINE OF THE RIGHT OF WAY OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, AS SAID INTERSECTION IS DESCRIBED IN SAID FILE NO. 176254; THENCE ALONG THE FOLLOWING NUMBERED
COURSES:

1. LEAVING SAID SOUTHEASTERLY LINE, NORTHERLY ALONG A CURVE, CONCAVE TO THE EAST WITH A RADIUS OF 203.00 FEET THROUGH AN ANGLE OF 41o 39' 45", A DISTANCE OF 147.61 FEET TO A POINT OF REVERSE CURVATURE.

2.       NORTHERLY ALONG A CURVE, CONCAVE TO THE WEST WITH A RADIUS OF
         272.00 FEET THROUGH AN ANGLE OF 58o  18' 13", A DISTANCE OF 276.78

         FEET TO A POINT OF REVERSE CURVATURE.

3. NORTHERLY ALONG A CURVE CONCAVE TO THE EAST WITH A RADIUS OF 228.00 FEET THROUGH AN ANGLE OF 00o 37' 00", A DISTANCE OF 2.45 FEET.

4.       NORTH 72o  56' 50" EAST 4.93 FEET.

5.       NORTHERLY ALONG A CURVE CONCAVE TO THE NORTHEAST WITH A
         RADIUS OF 174.20 FEET THROUGH AN ANGLE OF 26o  11' 49", A DISTANCE

         OF 79.64 FEET.

6. NORTH 17o 03' 10" WEST, 348.51 FEET TO THE SOUTHEASTERLY TERMINUS OF THAT COURSE SHOWN AS NORTH 17o 03' 10" WEST, 318.48 FEET IN PARCEL 1 OF RELINQUISHMENT NO. 14748 ON SHEET 2 OF STATE HIGHWAY MAP NO. 78, RECORDED JUNE 27, 1967 AS FILE NO. 79009 OF OFFICIAL

         RECORDS, ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY.


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